Bank of South Carolina Corporation Declares Dividend

CHARLESTON, S.C., Sept. 23 /PRNewswire-FirstCall/ -- The Board of Directors of Bank of South Carolina Corporation, (Nasdaq: BKSC) the parent Company for The Bank of South Carolina, declared a $.10 per share quarterly dividend payable October 29, 2010 to shareholders of record as of October 8, 2010.  Hugh C. Lane, Jr., President and Chief Executive Officer of The Bank of South Carolina, stated, "We are pleased that we are in the position to have declared a 10% stock dividend in August and maintain our $.10 quarterly dividend. For the benefit of our shareholders it is our intention to declare and pay our fourth quarter dividend in 2010."

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community.  Our website is www.banksc.com.  Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC".

CONTACT:  Sheryl G. Sharry of The Bank of South Carolina, +1-843-724-1500